SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

Filed by the registrant                      [X]
Filed by a Party other than the Registrant   [ ]

Check the appropriate box:
   [ ] Preliminary Proxy Statement           [ ]  Confidential, For Use of the
   [X] Definitive Proxy Statement                 Commission Only (as permitted
   [ ] Definitive Additional Materials            by Rule 14a-6(e)(2)
   [ ] Soliciting Material Under
       Rule 14a-12


                               99(CENT)ONLY STORES
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

     [X]  No Fee Required
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transactions applies:


--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


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     (4)  Proposed maximum aggregate value of transaction:


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     (5)  Total fee paid:


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     [ ]  Fee paid previously with preliminary materials:

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:


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     (2)  Form, Schedule or Registration Statement No.:


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     (3)  Filing party:


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     (4)  Date filed:


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                                     Page 1

                              99(CENT) ONLY STORES
              -----------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
              -----------------------------------------------------

TIME......................      10:00 a.m. Pacific Standard Time on
                                Wednesday, June 5, 2002

PLACE.....................      5600 Harbor Street
                                City of Commerce Community Center
                                Rosewood Park Meeting Room
                                City of Commerce, California 90040

ITEMS OF BUSINESS.........      (1)     To elect a Board of nine directors to
                                        hold office until the next annual
                                        meeting of shareholders and until his or her successor is elected.

                                (2)     To amend our Amended and Restated
                                        Articles of Incorporation to increase
                                        the authorized number of shares of
                                        common stock from 100,000,000 shares to
                                        200,000,000 shares.

                                (3) To amend our 1996 Stock Option Plan to increase the maximum number of shares of common stock that may be issued pursuant to awards granted under the plan from 12,334,367 to 17,000,000; and to amend the 1996 Stock Option Plan to extend its termination date an additional five years to May 31, 2011.

                                (4) To consider and act upon a shareholder proposal.

                                (5) To transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

RECORD DATE...............      You can vote if at the close of business on
                                April 18, 2002 if you were a shareholder of the 99(cent)ONLY Stores.

PROXY VOTING..............      All shareholders are cordially invited to attend
                                the annual meeting in person. However, to ensure your representation at the annual meeting, you are urged to complete and return the enclosed proxy as promptly as possible. If you receive more than one proxy card because you own shares registered in different names or at different addresses, each card should be completed and returned.



                                            /S/ ERIC SCHIFFER

May 7, 2001                                 Eric Schiffer
                                            ASSISTANT CORPORATE SECRETARY

                                                           99(CENT) ONLY STORES
                                                      4000 UNION PACIFIC AVENUE
                                             CITY OF COMMERCE, CALIFORNIA 90023

PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of 99(cent) Only Stores, A California corporation, of proxies to be voted at our 2002 annual meeting of shareholders and at any adjournments or postponements thereof.

     You are invited to attend our annual meeting of shareholders on Wednesday, June 5, 2002, beginning at 10:00 a.m. Pacific Standard Time. The meeting will be held at 5600 Harbor Street, City of Commerce Community Center, Rosewood Park Meeting Room, City of Commerce, California 90040.

     It is anticipated that this proxy statement and the accompanying proxy will be mailed to shareholders on or about April 26, 2002.

SHAREHOLDERS ENTITLED TO VOTE. The close of business on April 18, 2002, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and any postponements or adjournments thereof. At the record date, 69,740,618 shares of our common stock, no par value, were outstanding. Our common stock is the only outstanding class of securities entitled to vote at the annual meeting. At the record date, we had approximately 13,177 shareholders, which includes 479 shareholders of record.

PROXIES. Your vote is important. If your shares are registered in your name, you are a shareholder of record. If your shares are in the name of your broker or bank, your shares are held in street name. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting even if you cannot attend. All shareholders can vote by written proxy card. Your submission of the enclosed proxy will not limit your right to vote at the annual meeting if you later decide to attend in person. If your shares are held in street name, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting. If you are a record holder, you may revoke your proxy at any time before the meeting either by filing with our Secretary, at our principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the annual meeting and voting your shares in person. If no instruction is specified on the enclosed proxy with respect to a matter to be acted upon, the shares represented by the proxy will be voted (i) in favor of the election of the nominees for director set forth herein, (ii) in favor of the proposed amendment to our Amended and Restated Articles of Incorporation, (iii) in favor of the proposed amendment to our 1996 Stock Option Plan, (iv) against the shareholder proposal, and (v) if any other business is properly presented at the annual meeting, in accordance with the recommendations of the Board of Directors.

QUORUM. The presence, in person or by proxy, of a majority of the votes entitled to be cast by the shareholders entitled to vote at the annual meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be included in the number of shares present at the annual meeting for determining the presence of a quorum. Broker non-votes occur when a broker holding customer securities in street name has not received voting instructions from the customer on certain non-routine matters and, therefore, is barred by the rules of the applicable securities exchange from exercising discretionary authority to vote those securities.

VOTING. A shareholder is entitled to cast one vote for each share held of record on the record date on all matters to be considered at the annual meeting. Abstentions will be counted toward the tabulation of votes cast on proposals submitted to shareholders and will have the same effect as negative votes, while broker non-votes will not be counted as votes cast for or against such matters.

ELECTION OF DIRECTORS. The nine nominees for director receiving the highest number of votes at the annual meeting will be elected. If any nominee is unable or unwilling to serve as a director at the time of the annual meeting, the proxies will be voted for such other nominee(s) as shall be designated by the current Board of Directors to fill any vacancy. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION. Approval of the amendment to our Amended and Restated Articles of Incorporation will require the affirmative vote of 66-2/3% of the issued and outstanding shares of common stock.

AMENDMENT TO THE 1996 STOCK OPTION PLAN. Approval of the amendment to the 1996 Stock Option Plan will require the affirmative vote of a majority of the shares of common stock present or represented and voting at the annual meeting.

SHAREHOLDER PROPOSAL. Approval of the shareholder proposal will require the affirmative vote of a majority of the shares of common stock present or represented and voting at the annual meeting.

OTHER MATTERS. All other matters that may properly come before the meeting require for approval the favorable vote of a majority of shares voting at the meeting in person or by proxy. At the date this proxy statement went to press, we do not know of any other matter to be raised at the annual meeting.

ITEM 1:    ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

     Item I is the election of nine members of the Board of Directors. In accordance with our bylaws, 99(cent) Only StoRES' directors are elected at each annual meeting and hold office until the next annual meeting and until their successors are elected and qualified. Our bylaws provide that the Board of Directors shall consist of no less than seven and no more than eleven directors as determined from time to time by the board of directors. The Board of Directors currently consists of nine directors.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below. If any nominee is unable or unwilling to serve as a director at the time of the annual meeting or any adjournments thereof, the proxies will be voted for such other nominee(s) as shall be designated by the current Board of Directors to fill any vacancy. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

     The Board of Directors proposes the election of the following nominees as directors:

                                 William Christy
                                Lawrence Glascott
                                   David Gold
                                   Howard Gold
                                    Jeff Gold
                                  Marvin Holen
                                  Eric Schiffer
                                  Ben Schwartz
                                  John Shields


     If elected, each of the nominees is expected to serve until the 2003 annual meeting of shareholders and thereafter until his or her successor is duly elected and qualified.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE LISTED NOMINEES.

INFORMATION WITH RESPECT TO NOMINEES AND EXECUTIVE OFFICERS

     The following table sets forth information with respect to the nominees and our executive officers as of March 31, 2002:

                               YEAR FIRST
                     AGE AT    ELECTED OR
                    MARCH 31,  APPOINTED
       NAME:          2002      DIRECTOR            PRINCIPAL OCCUPATION
       ----         ---------  ----------           --------------------
NOMINEES:

David Gold               69       1965    DAVID GOLD has been Chairman of the
                                          Board and our Chief Executive Officer
                                          since the founding of the Company in
                                          1965. Mr. Gold has over 45 years of
                                          retail experience.

Howard Gold              42       1991    HOWARD GOLD has been one of our
                                          directors since 1991.  He joined us in
                                          1982 and has served in various
                                          managerial capacities. He currently
                                          serves as Senior Vice President of
                                          Distribution. Mr. Gold received his
                                          B.S. degree from the University of
                                          California at Los Angeles in 1984.

Eric Schiffer            41       1991    ERIC SCHIFFER has been one of our
                                          directors since 1991.  He joined us in
                                          1991 and has served in various
                                          managerial capacities.  In March 2000,
                                          he was promoted to President. From 1987
                                          to 1992, he was employed by Oxford
                                          Partners, a venture capital firm.  Mr.
                                          Schiffer received his B.S.E. degree
                                          from Duke University in 1983 and his
                                          M.B.A. from Harvard Business School in
                                          1987.

Jeff Gold                34       1991    JEFF GOLD has been one of our directors
                                          since 1991.  He joined us in 1984 and
                                          has served in various managerial
                                          capacities.  He currently serves as
                                          Senior Vice President of Real Estate
                                          and Information Systems.  Mr. Gold
                                          received his B.A. degree from the
                                          University of California at Berkeley in
                                          1989.

William O. Christy       70       1992    WILLIAM O. CHRISTY has been one of our
                                          directors since 1992 and serves on our
                                          Audit Committee and Compensation
                                          Committee.  He was President and Chief
                                          Executive Officer of Certified Grocers
                                          of California from 1977 until his
                                          retirement in 1990.  He has served on
                                          numerous trade association boards
                                          including the executive committee of
                                          the National Grocers Association Board
                                          and Chairman of the Merchant and
                                          Manufacturer Association Board.

Marvin Holen             72       1991    MARVIN HOLEN has been one of our
                                          directors since 1991 and serves on our
                                          Compensation  Committee. He is an
                                          attorney and in 1960 founded the law
                                          firm of Van Petten & Holen. He served
                                          on the Board of the Southern California
                                          Rapid Transit District from 1976 to
                                          1993 (six of those years as the Board's
                                          President). He served on the Board of
                                          Trustees of California Blue Shield from
                                          1972 to 1978, on the Board of United
                                          California Savings Bank from 1992 to
                                          1994 and on several other corporate,
                                          financial institution and philanthropic
                                          boards of directors.


                                     Page 6


Ben Schwartz             84       1993    BEN SCHWARTZ has been one of our
                                          directors since 1993 and serves on our
                                          Audit Committee. He was Chairman of
                                          Foods Company Markets, a supermarket
                                          chain, from 1980 until it was acquired
                                          in 1987 by Boys Markets. Prior thereto,
                                          he served for many years as its
                                          president. He served on the Board of
                                          Directors of Certified Grocers of
                                          California, including four years as
                                          Chairman. Additionally, Mr. Schwartz
                                          sits on a number of industry trade
                                          boards, including the Food Marketing
                                          Institute.

John Shields            70        2001    JOHN SHIELDS was appointed to our board
                                          of directors in January 2001 and serves
                                          on our Compensation  Committee. He has
                                          been Chief Executive Officer of Trader
                                          Joe's since 1989. Trader Joe's Company
                                          is a Southern California based
                                          privately held 156 store retail chain.
                                          From 1978 to 1987 he was Vice President
                                          of Operations for Mervyn's Department
                                          Stores. Prior to that he spent 20 years
                                          with Macy's, ultimately as Senior Vice
                                          President of Operations. In 1993 he was
                                          Entrepreneur of the Year for Los
                                          Angeles and in 1994 he was honored as
                                          retailer of the year.

Lawrence Glascott        67       1996    LAWRENCE GLASCOTT has been one of our
                                          directors since October 1996 and serves
                                          on our Audit Committee and
                                          Compensation  Committee. From 1991 to
                                          1996 he was the Vice President -
                                          Finance of Waste Management
                                          International, an environmental
                                          services company.  Prior thereto, Mr.
                                          Glascott was a partner at Arthur
                                          Andersen LLP and was the Arthur
                                          Andersen LLP partner in charge of the
                                          99(cent)Only Stores account for six years.
                                          Additionally, Mr. Glascott was in
                                          charge of the Los Angeles based Arthur
                                          Andersen LLP Enterprise Group practice
                                          for over 15 years.
  OTHER EXECUTIVE OFFICERS:

Helen Pipkin             59               HELEN PIPKIN joined us in 1991 and
                                          serves as Senior Vice President of
                                          Wholesale Operations. From 1985 through
                                          1991, Ms. Pipkin served as Controller
                                          and Manager of Wholesale and Import
                                          Operations of Cobra Associated
                                          International, a wholesaler of variety
                                          merchandise.  Prior to 1985, for many
                                          years, Ms. Pipkin was an owner, Vice
                                          President and Controller of Markell
                                          Imports, a general merchandise
                                          wholesaler.

Andy Farina              55               ANDY FARINA joined us in September 1996
                                          and serves as Chief Financial Officer.
                                          From April 1993 through August 1996,
                                          Mr. Farina was Vice President of
                                          Finance of Crown BBK, Inc., a food
                                          brokerage business.  Mr. Farina was
                                          employed by a division of Sara Lee from
                                          1976 through 1988, ultimately in the
                                          capacity of President.  Mr. Farina
                                          began his career with Arthur Andersen
                                          LLP.

Jose Gomez               42               JOSE GOMEZ joined us in 1980 and has
                                          served in many different managerial
                                          capacities, most recently as Vice
                                          President of Retail Operations.  He has
                                          over 20 years of retail  experience.

David Gold is the father of Howard Gold and Jeff Gold and the father-in-law of Eric Schiffer.

FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held a total of 8 meetings during the fiscal year ended December 31, 2001. The Board of Directors has an Audit Committee and a Compensation Committee. During the fiscal year ended December 31, 2001, each director during the term of his tenure, attended all meetings of the Board of Directors held. Each director also attended all meetings of the committees of the Board of Directors on which he served.

     The Audit Committee currently consists of are Messrs. Christy, Schwartz and Glascott. The Audit Committee recommends the engagement of our independent public accountants, and periodically meets with the independent public accountants and our Chief Financial Officer to review matters relating to our financial statements, our accounting principles and our system of internal accounting controls, and reports its recommendations as to the approval of our financial statements to the Board of Directors. The role and responsibilities of the Audit Committee are more fully set forth in a written charter adopted by the Board of Directors. The Audit Committee held four meetings during fiscal 2001, at which each member of the Audit Committee was present.

     The Compensation Committee currently consists of Messrs. Christy, Holen, Glascott and Shields. The Compensation Committee is responsible for considering and making recommendations to the Board of Directors regarding executive compensation and is responsible for administering our stock option plan. The Compensation Committee held two meetings during fiscal 2001, at which each member of the Compensation Committee was present.

COMPENSATION OF DIRECTORS

     Each director who is not an officer of or otherwise employed by us receives $1,500 per month, plus $500 for each board meeting attended plus $150 for each committee meeting attended on a day when no board meeting is held, or $250 for each committee meeting attended as committee chairperson. In addition, each non-employee director receives an automatic annual grant on May 1 of a non-qualified option to purchase 3,000 shares of common stock with a per share exercise price equal to the fair market value of a share of our common stock on the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of our Board of Directors currently consists of Messrs. Christy, Holen, Glascott and Shields. None of these individuals was our officer or employee at any time during fiscal 2001. None of our current executive officers has served as a member of the board of directors or compensation committee of any entity for which a member of our Board of Directors or Compensation Committee has served as an executive officer.

ITEM 2: PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
--------------------------------------------------------------------------------

     The Board of Directors has adopted, subject to shareholder approval, an amendment to the first paragraph of Article III of our Amended and Restated Articles of Incorporation (the "Amendment") to increase our authorized number of shares of common stock from 100,000,000 shares to 200,000,000 shares. The text of the first paragraph of Article III of the Amended and Restated Articles of Incorporation, as it is proposed to be amended, is as follows:

          "This Corporation is authorized to issue two classes of shares, designated "Common Stock," and "Preferred Stock." The total number of shares which this Corporation is authorized to issue is 201,000,000. The number of shares of Preferred Stock which this Corporation is authorized to issue is 1,000,000. The number of shares of Common Stock which this Corporation is authorized to issue is 200,000,000."

     Please see Appendix A for a copy of the Certificate of Amendment of the Amended and Restated Articles of Incorporation as it has been proposed.

PRINCIPAL EFFECTS OF THE AMENDMENT

     The additional common stock to be authorized by adoption of the Amendment would have rights identical to our currently outstanding common stock. Adoption of the proposed Amendment and issuance of the common stock would not affect the rights of the holders of our currently outstanding common stock, except for effects incidental to increasing the number of shares of our common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock. If the Amendment is adopted, it will become effective upon filing of a Certificate of Amendment of our Amended and Restated Articles of Incorporation with the Secretary of State of California.

     As of March 25, 2002, of the 100,000,000 shares of common stock presently authorized: 69,694,658 shares were issued and outstanding. After taking into account shares reserved for issuance pursuant to our 1996 Stock Option Plan, approximately 17,970,975 shares were available for issuance.

REASONS FOR THE AMENDMENT

     We declared a stock split effected in the form of a stock dividend on March 25, 2002, whereby 17,423,663 shares of common stock were issued to shareholders. The stock dividend reduced the number of unissued and unreserved shares to 17,970,975 shares. We require an increase in the number of authorized shares of common stock to provide flexibility for business and financial purposes in the future. The additional shares may be used, without further shareholder approval, for various purposes including, without limitation, expanding our business through the acquisition of other businesses, future stock dividends, raising capital, issuing stock options to officers, directors or employees and establishing strategic relationships with other companies. The size of the proposed increase will give our Board of Directors the broad latitude to authorize the issuance of additional capital stock without further shareholder approval.

     The additional shares of common stock that would become available for issuance if the proposal were adopted could also be used by us to oppose a hostile takeover attempt or delay or prevent changes in control or our management. Although this proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board of Directors currently aware of any such attempts directed at us), nevertheless, shareholders should be aware that approval of the proposal could facilitate future efforts by us to deter or prevent changes in control, including transactions in which the shareholders might otherwise receive a premium for their shares over then current market prices.

     We do not contemplate seeking shareholder approval for any future issuance of capital stock unless required to do so by an obligation imposed by applicable law, a regulatory authority or a third party. Under our Amended and Restated Articles of Incorporation, no shareholder is entitled to preemptive rights with respect to any future issuances of capital stock. The Board of Directors believes the proposed increase in the authorized common stock will make a sufficient number of shares available should we decide to use our shares for one or more of the previously mentioned purposes or otherwise. We reserve the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors.

BOARD RECOMMENDATION AND REQUIRED VOTE

     The approval of the Amendment requires the affirmative vote of 66-2/3% of the issued and outstanding shares of common stock. The Board of Directors is of the opinion that the Amendment is in our best interests and recommends a vote for the approval of the Amendment. All proxies will be voted to approve the Amendment unless a contrary vote is indicated on the enclosed proxy card.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

ITEM 3: PROPOSAL TO AMEND THE 1996 STOCK OPTION PLAN
--------------------------------------------------------------------------------

GENERAL

     The Board of Directors has approved an amendment (the "Stock Plan Amendment") to the 1996 Stock Option Plan (the "Stock Plan") to increase the number of shares of common stock available for issuance under the Stock Plan from 12,334,367 shares to 17,000,000 shares and to extend the termination date of the Stock Plan from March 19, 2006 to March 19, 2011. A copy of the Stock Plan is attached hereto as Appendix B. The Stock Plan Amendment is being submitted to shareholders for approval.

     The Board of Directors approved the Stock Plan Amendment to ensure that a sufficient number of shares are available for issuance under the Stock Plan. At March 31, 2002, 2,463,061 shares remained available for grants of awards under the Stock Plan. The Board of Directors believes that the ability to grant stock-based awards is important to our future success. The grant of stock options and other stock-based awards can motivate high levels of performance and provide an effective means of recognizing employee contributions to our success. In addition, stock-based compensation can be valuable in recruiting and retaining key personnel who are in great demand as well as rewarding and providing incentives to our current employees. The increase in the number of shares available for awards under the Stock Plan will enable us to continue to realize the benefits of granting stock-based compensation. Further, it is our current policy to give to all employees (except David Gold, our Chief Executive Officer; Howard Gold, our Senior Vice President, Distribution; Jeff Gold, our Senior Vice President Real Estate and Information Systems; Eric Schiffer, our President and Sherry Gold, Bargain Wholesale's cash and carry operations manager), full-time or part-time, with tenure of more than six months with us, an annual grant of stock options.

     On March 25, 2002, upon our distribution of a dividend of 0.3334 shares of common stock for each share of common stock then outstanding, the number of shares of common stock available for grants of awards under the Stock Plan was automatically increased pursuant to the terms of the Stock Plan from 1,847,203 shares to 2,463,061 shares. In addition, as a result of the stock dividend, proportionate adjustments were made to the number of shares of common stock underlying awards then outstanding under the Stock Plan and to the maximum number of shares with respect to which awards may be granted to any participant in the Stock Plan in any fiscal year.

     As of March 28, 2002, the last reported sales price of the common stock on the New York Stock Exchange was $28.76 per share.

SUMMARY OF THE STOCK PLAN

     GENERAL. The purpose of the Stock Plan is to advance our interests and those of our shareholders by strengthening our ability to obtain and retain the services of the types of employees, consultants, officers and directors who will contribute to our long term success and to provide incentives which are linked directly to increases in stock value which will inure to the benefit of all of our shareholders.

     ADMINISTRATION. The Stock Plan must be administered by a committee of our Board of Directors (the "Committee") consisting of two or more directors, each of whom shall be both a "disinterested person," as that term is defined in Rule 16b-3(c) of the Rules and Regulations (the "Rules") of the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended, an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations of the Internal Revenue Service adopted thereunder, as such Rules and such Code and its regulations may from time to time be amended or interpreted, and a director who is not also one of our employees. Members of the Committee serve at the pleasure of our Board of Directors. The Stock Plan is currently administered by the Compensation Committee of the Board of Directors.

     Subject to the provisions of the Stock Plan, the Committee has full and final authority to (i) to select from among eligible directors, officers, employees and consultants, those persons to be granted awards under the Stock Plan, (ii) to determine the type, size and terms of individual awards to be made to each person selected, (iii) to determine the time when awards will be granted and to establish objectives and conditions (including, without limitation, vesting and performance conditions), if any, for earning awards, (iv) to amend the terms or conditions of any outstanding award, subject to applicable legal restrictions and to the consent of the other party to such award, (v) to authorize any person to execute, on behalf of us, any instrument required to carry out the purposes of the Stock

Plan, and (vii) to make any and all other determinations which the Committee determines to be necessary or advisable in the administration of the Stock Plan. The Committee has full power and authority to administer and interpret the Stock Plan and to adopt, amend and revoke such rules, regulations, agreements, guidelines and instruments for the administration of the Stock Plan and for the conduct of its business as the Committee deems necessary or advisable.

     ELIGIBILITY. Any person who is an officer, employee or consultant of us or our subsidiaries (a "Participant"), is eligible to be considered for the grant of awards under the Stock Plan. Directors who are not our employees are only entitled to receive automatic grants of awards under the Stock Plan as discussed below. No Participant may receive in any fiscal year awards representing more than 125,000 shares of common stock, subject to adjustment as provided in the Stock Plan. It is our policy to give to all employees (except David Gold, our Chief Executive Officer; Howard Gold, our Senior Vice President, Distribution; Jeff Gold, our Senior Vice President Real Estate and Information Systems; Eric Schiffer, our President and Sherry Gold, Bargain Wholesale's cash and carry operations manager), full-time or part-time, with tenure of more than six months with us, an annual grant of stock options.

     MANDATORY GRANTS TO NON-EMPLOYEE DIRECTORS. Each of our non-employee directors who is serving on the Board of Directors as of the date of each annual meeting of shareholders (or any special meeting in lieu of the annual meeting) is entitled to receive a ten year non-statutory stock option to purchase 3,000 shares of common stock, with a per share exercise price equal to the fair market value (as determined pursuant to the Stock Plan) of a share of common stock on the day preceding the date of grant.

     TYPES OF AWARDS. Awards authorized under the Stock Plan may consist of any type of arrangement with a Participant that, by its terms, involves or might involve or be made with reference to the issuance of shares of our common stock, or a derivative security with an exercise or conversion price related to the common stock or with a value derived from the value of the common stock. Awards are not restricted to any specified form or structure and may include sales, bonuses and other transfers of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock or securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, or any other type of award which the Committee shall determine is consistent with the objectives and limitations of the Stock Plan. An award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

     CONSIDERATION. The common stock or other property underlying an award may be issued for any lawful consideration as determined by the Committee, including, without limitation, a cash payment, services rendered, or the cancellation of indebtedness. An award may provide for a purchase price of the common stock or other property at a value less than the fair market value of the common stock or other property on the date of grant. In addition, an award may permit the recipient to pay the purchase price of the common stock or other property or to pay such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by delivering previously owned shares of our capital stock or other property, or by reducing the number of shares of common stock or the amount of other property otherwise issuable pursuant to such award.

     TERMINATION OF AWARDS. All awards granted under the Stock Plan expire ten years from the date of grant, or such shorter period as is determined by the Committee. No option is exercisable by any person after such expiration. If an award expires, terminates or is canceled, the shares of common stock not purchased thereunder shall again be available for issuance under the Stock Plan.

     AMENDMENT AND TERMINATION OF THE STOCK PLAN. The Committee may amend the Stock Plan at any time, may suspend it from time to time or may terminate it without approval of the shareholders; provided, however, that shareholder approval is required for any amendment which materially increases the number of shares for which awards may be granted, materially modifies the requirements of eligibility, or materially increases the benefits which may accrue to recipients of awards under the Stock Plan. However, no such action by the Board of Directors or shareholders may unilaterally alter or impair any award previously granted under the Stock Plan without the consent of the recipient of the award. In any event, the Stock Plan shall terminate on March 19, 2006 (ten years following the date it was approved by our shareholders) unless the Stock Plan Amendment is adopted to extend the termination date to March 19, 2001 or the Stock Plan is sooner terminated by action of the Board of Directors.

     EFFECT OF SECTION 16(B) OF THE SECURITIES EXCHANGE ACT OF 1934. The acquisition and disposition of common stock by officers, directors and our greater than 10% stockholders ("Insiders") pursuant to awards granted to them under the Stock Plan may be subject to Section 16(b) of the Securities Exchange Act of 1934. Pursuant to Section 16(b), a purchase of common stock by an Insider within six months before or after a sale of common stock by the Insider could result in recovery by us of all or a portion of any amount by which the sale proceeds exceed the purchase price. Insiders are required to file reports of changes in beneficial ownership under Section 16(a) of the Securities Exchange Act of 1934 upon acquisitions and dispositions of shares. Rule 16b-3 provides an exemption from Section 16(b) liability for certain transactions pursuant to certain employee benefit plans. The Stock Plan is designed to comply with Rule 16b-3.

     UNITED STATES FEDERAL INCOME TAX CONSEQUENCES. As of March 31, 1999, the only type of award granted by us under the Stock Plan has been stock options. The following is a general discussion of the principal tax considerations for both "incentive stock options" within the meaning of Section 422 of the Code ("Incentive Stock Options") and non-statutory stock options ("Non-statutory Stock Options"), and is based upon the tax laws and regulations of the United States existing as of the date hereof, all of which are subject to modification at any time. The Stock Plan does not constitute a qualified retirement plan under Section 401(a) of the Code (which generally covers trusts forming part of a stock bonus, pension or profit-sharing plan funded by the employer and/or employee contributions which are designed to provide retirement benefits to participants under certain circumstances) and is not subject to the Employee Retirement Income Security Act of 1974 (the pension reform law which regulates most types of privately funded pension, profit sharing and other employee benefit plans).

     CONSEQUENCES TO EMPLOYEES: INCENTIVE STOCK OPTIONS. No income is recognized for federal income tax purposes by an optionee at the time an Incentive Stock Option is granted, and, except as discussed below, no income is recognized by an optionee upon his or her exercise of an Incentive Stock Option. If the optionee makes no disposition of the common stock received upon exercise within two years from the date such option was granted or one year from the date such option is exercised, the optionee will recognize mid-term or long-term capital gain or loss when he or she disposes of his or her common stock depending on the length of the holding period. Such gain or loss generally will be measured by the difference between the exercise price of the option and the amount received for the common stock at the time of disposition. If the optionee disposes of the common stock acquired upon exercise of an Incentive Stock Option within two years after being granted the option or within one year after acquiring the common stock, any amount realized from such disqualifying disposition will be taxable as ordinary income in the year of disposition to the extent that (i) the lesser of (a) the fair market value of the shares on the date the Incentive Stock Option was exercised or (b) the fair market value at the time of such disposition exceeds (ii) the Incentive Stock Option exercise price. Any amount realized upon disposition in excess of the fair market value of the shares on the date of exercise will be treated as long-term, mid-term or short-term capital gain, depending upon the length of time the shares have been held. The use of stock acquired through exercise of an Incentive Stock Option to exercise an Incentive Stock Option will constitute a disqualifying disposition if the applicable holding period requirement has not been satisfied. For alternative minimum tax purposes, the excess of the fair market value of the stock as of the date of exercise over the exercise price of the Incentive Stock Option is included in computing that year's alternative minimum taxable income. However, if the shares are disposed of in the same year, the maximum alternative minimum taxable income with respect to those shares is the gain on disposition. There is no alternative minimum taxable income from a disqualifying disposition in subsequent years.

     CONSEQUENCES TO EMPLOYEES: NON-STATUTORY STOCK OPTIONS. No income is recognized by a holder of Non-statutory Stock Options at the time Non-statutory Stock Options are granted under the Stock Plan. In general, at the time shares of common stock are issued to a holder pursuant to exercise of Non-statutory Stock Options, the holder will recognize ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. A holder will recognize gain or loss on the subsequent sale of common stock acquired upon exercise of Non-statutory Stock Options in an amount equal to the difference between the selling price and the tax basis of the common stock, which will include the price paid plus the amount included in the holder's income by reason of the exercise of the Non-statutory Stock Options. Provided the shares of common stock are held as a capital asset, any gain or loss resulting from a subsequent sale will be short-term, mid-term or long-term capital gain or loss depending upon the length of time the shares have been held.

     CONSEQUENCES TO THE COMPANY: INCENTIVE STOCK OPTIONS. We will not be allowed a deduction for federal income tax purposes at the time of the grant or exercise of an Incentive Stock Option. There are also no federal income tax consequences to us as a result of the disposition of common stock acquired upon exercise of an Incentive Stock Option if the disposition is not a disqualifying disposition. At the time of a disqualifying disposition by an optionee, we will be entitled to a deduction for the amount received by the optionee to the extent that such amount is taxable to the optionee as ordinary income.

     CONSEQUENCES TO THE COMPANY: NON-STATUTORY STOCK OPTIONS. Generally, we will be entitled to a deduction for federal income tax purposes in the year and in the same amount as the optionee is considered to have realized ordinary income in connection with the exercise of Non-statutory Stock Options.

BOARD RECOMMENDATION AND REQUIRED VOTE

     The approval of the Stock Plan Amendment requires the affirmative vote of a majority of shares of our common stock present or represented and voting on this matter at the annual meeting. The Board of Directors is of the opinion that the Stock Plan Amendment is in our best interests and those of our shareholders and recommends a vote for the approval of the Stock Plan Amendment. All proxies will be voted to approve the Stock Plan Amendment unless a contrary vote is indicated on the enclosed proxy card.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE 1996 STOCK OPTION PLAN.

ITEM 4:    SHAREHOLDER PROPOSAL
--------------------------------------------------------------------------------

     Aaron Merle Epstein, 13455 Ventura Boulevard #209, Sherman Oaks, California 91423-6122, owning 113 shares of our common stock, has notified us of his intent to introduce the following proposal at the annual meeting.

     "Whereas: Consumers and shareholders continue to be concerned about whether low wages and abusive working conditions exist in facilities where the products they buy or produced or assembled.

     Resolved: Shareholders request the Board of Directors adopt the following Vendor Standards to be inserted in all purchasing contracts with its vendors.

     99 Cents Only Stores has a tradition of conducting its business in an ethical manner that reflects our respect for the public franchise under which we operate. As such we are concerned with the worldwide state of being of human rights and environmental degradation. We expect that the vendors with whom we source our products to share these same ethical concerns as well. 99 Cents Only Stores will use the following Standards of Vendor Engagement in selecting vendors and will seek compliance with these standards by our contractor, subcontractors, suppliers, and other businesses.

     99 Cents Only Stores will seek vendors that will allow us full knowledge of the facilities used in their production. We reserve the right to undertake affirmative measures, such as on-site inspection of production facilities in order to implement and monitor these standards. Any effort to suppress any of these standards will be met with strong objection on our part and we will take into account any such actions on the part of our vendors when reviewing and evaluating our business relationships. Safe and healthy workplace: 99 Cents Only Stores will seek vendors who provide their employees with a safe and healthy workplace in compliance with local laws. Forced or Compulsory Labor: 99 Cents Only Stores will not knowingly work with vendors that use forced or other compulsory labor in the manufacture of products intended for our stores. This includes labor that is required as a means of political views. Disciplinary practices: 99 Cents Only Stores will not knowingly use vendors who use corporal punishment or other forms of mental or physical coercion. Non-Discrimination: 99 Cents Only Stores recognizes and respects the cultural differences found in the worldwide marketplace. However, we believe that workers should be employed on the basis of their ability to carry out the duties of a particular job, rather than on the basis of personal characteristics of beliefs. We will seek vendors who share this belief. Working Hours and Overtime: 99 Cents Only Stores will seek vendors who do not require more than 60-hour workweeks on a regularly scheduled basis, except for appropriately compensated overtime in compliance with local laws. Fair Wages: 99 Cents Only Stores will seek vendors who share our commitment to the betterment of wage and benefit levels that address the basic needs of workers and their families so far as possible and appropriate in light of national practices and conditions. Child Labor: 99 Cents Only Stores will seek vendors who do not use child labor. 99 Cents Only Stores will expect its vendors to comply with the law of the country of origin in defining the term "child", but we will not knowingly use vendors that use labor from person under the age of 14 regardless of the law of the country of origin. 99 Cents Only Stores will support the development of legitimate workplace apprenticeship programs for the educational benefit of younger people as long as the child is not being exploited or given jobs that are dangerous to the child's health or safety."

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

     We recognize our responsibility to engage in business with vendors that have strong business ethics and regard for human rights. We also believe that substantial progress has been made in improving international human rights through a combination of cooperative efforts between business and the local governments to improve living standards and awareness and education or human rights. We believe our business activities are consistent with the objectives of good business ethics and that we have performed responsibly. The Board of Directors believes that the proposed resolution is not warranted.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED AGAINST THIS PROPOSAL UNLESS OTHERWISE SPECIFIED BY THE SHAREHOLDER IN THE PROXY.

EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

SUMMARY COMPENSATION TABLE

     The following table sets forth, as to the Chief Executive Officer and as to each of the other four most highly compensated officers whose compensation exceeded $100,000 during the last fiscal year (the "Named Executive Officers"), information concerning all compensation paid for services to us in all capacities during the last three fiscal years or accrued within the current fiscal year. The number of securities underlying the options in the table below, as well as in the Option Grants in The Last Fiscal Year table and the Aggregated Options Exercised in the Last Fiscal Year and Year-End Values table have been adjusted to reflect our four-for-three stock dividend distributed April 3, 2002 to shareholders of record on March 25, 2002.

                                                                            LONG-TERM
                                                                           COMPENSATION
                                                                            NUMBER OF
                                      FISCAL YEAR                          SECURITIES
                                        ENDED        ANNUAL COMPENSATION   UNDERLYING
NAME AND PRINCIPAL POSITION           DECEMBER 31,    SALARY      BONUS      OPTIONS
---------------------------           ------------  ----------  ---------  ------------
David Gold..........................     2001        $181,730       -           -
    Chairman of the Board and            2000         168,300       -           -
       Chief Executive Officer           1999         175,000       -           -

Andrew Farina ......................     2001        $162,300    $25,000      18,000
    Chief Financial Officer              2000         141,500     20,000      30,000
                                         1999         128,000     15,000      40,000

Jose Gomez..........................     2001        $174,900    $25,000      18,000
    Vice President of                    2000         160,200     25,000      30,000
       Retail Operations                 1999         159,600     25,000      40,000

Helen Pipkin........................     2001        $143,100    $20,000      16,000
   Senior Vice President of              2000         137,700     20,000      30,000
       Wholesale Operations              1999         145,800     20,000      40,000

Eric Schiffer ......................     2001        $124,615       -           -
   President                             2000         120,800                   -
                                         1999         120,000       -           -

OPTION GRANTS IN LAST FISCAL YEAR

           The following table sets forth certain information regarding the grant of stock options made during the fiscal year ended December 31, 2001 to the Named Executive Officers.

                        OPTION GRANTS IN LAST FISCAL YEAR
                                                                                          POTENTIAL
                                                                                       REALIZABLE VALUE
                                                                                       AT ASSUMED ANNUAL
                        NUMBER OF                                                    RATES OF STOCK PRICE
                        SECURITIES   PERCENT OF TOTAL                                  APPRECIATION FOR
                        UNDERLYING   OPTIONS GRANTED                                    OPTION TERM(A)
                          OPTION     TO EMPLOYEES IN     EXERCISE OR   EXPIRATION    --------------------
     NAME               GRANTED(B)   FISCAL YEAR (C)     BASE PRICE       DATE         5%           10%
     ----               ----------   ----------------    -----------   -----------   --------------------
David Gold............       -              -                 -                -          -           -
Jose Gomez............    18,000          1.5%           $    20.51       5/06/11    $ 232,204    $588,450
Helen Pipkin..........    16,000          1.4%                20.51       5/06/11      206,403     523,066
Andrew Farina.........    18,000          1.5%                20.51       5/06/11      232,204     588,450
Eric Schiffer.........       -              -                 -                -          -           -

(a) The potential realizable value is based on the assumption that the common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the option term. These amounts are calculated pursuant to applicable requirements of the Commission and do not represent a forecast of the future appreciation of the common stock.

(b) The option grants set forth on this chart vest in three equal annual installments beginning on May 6, 2002.

(c) Options covering an aggregate of 1,178,491 shares were granted to eligible persons during the fiscal year ended December 31, 2001.


STOCK OPTIONS HELD AT FISCAL YEAR END

     The following table sets forth, for each of the Named Executive Officers, information regarding the number of shares of common stock underlying stock options held at fiscal year end and the value of options held at fiscal year end.

                         AGGREGATED OPTIONS EXERCISED IN THE LAST FISCAL YEAR AND YEAR-END VALUES

                      NUMBER OF SECURITIES             NUMBER OF SECURITIES
                      UNDERLYING EXERCISED            UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                           OPTIONS AT                      OPTIONS AT                  IN-THE-MONEY OPTIONS
                       DECEMBER 31, 2001                DECEMBER 31, 2001             AT DECEMBER 31, 2001(A)
                     ------------------------     -----------------------------     ----------------------------
NAME                  SHARES   VALUE REALIZED     EXERCISABLE     UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
----                 --------  --------------     -----------     -------------     -----------    -------------
David Gold........      -             -                -                -                  -              -
Jose Gomez........    50,000    $  968,113          161,672           51,333         $3,068,669       $528,350
Helen Pipkin......   152,001    $1,521,449           59,671           49,333          1,098,052        512,000
Andrew Farina.....      -             -             142,920           51,333          2,633,289        528,350
Eric Schiffer.....      -             -              75,004             -             1,854,694           -

(a) Based on the last reported sale price of the common stock on the New York Stock Exchange on December 31, 2001 ($28.69) less the option exercise price.

REPORT OF THE COMPENSATION COMMITTEE
--------------------------------------------------------------------------------

     The Compensation Committee is charged with the responsibility of administering all aspects of the Company's executive compensation programs. The committee, which currently is comprised of four independent, non-employee directors and no employee directors, also grants all stock options and otherwise generally administers the Company's 1996 Stock Option Plan. Following review and approval by the committee, determinations pertaining to executive compensation are submitted to the full Board of Directors for approval.

     COMPENSATION PHILOSOPHY. The Company's executive compensation program is designed to (1) provide levels of compensation that integrate pay and incentive plans with the Company's strategic goals, so as to align the interests of executive management with the long-term interests of the Company's shareholders,
(2) attract, motivate and retain executives of outstanding abilities and experience capable of achieving the strategic business goals of the Company, (3) recognize outstanding individual contributions, and (4) provide compensation opportunities which are competitive to those offered by other retail companies of similar size and performance. To achieve these goals, the Company's executive compensation program consists of three main elements: (i) base salary, (ii) annual cash bonus and (iii) long-term incentives. Each element of compensation has an integral role in the total executive compensation program. Given the current share ownership of Messrs. David Gold, Howard Gold, Jeff Gold and Eric Schiffer, these members of management have chosen not to receive bonuses or stock option awards.

     BASE SALARY. Base salaries are negotiated at the commencement of an executive's employment with the Company and are reviewed annually. Base salaries are designed to reflect the position, duties and responsibilities of each executive officer, the cost of living in the area in which the officer is located, the market for base salaries of similarly situated executives at other companies engaged in businesses similar to that of the Company and the Company's performance against its financial and strategic goals. Base salaries are generally designed to be at the mid-range of salaries of comparable companies. During the year ended December 31, 2001, David Gold served as the Company's Chief Executive Officer. Mr. Gold's base salary of $175,000 was determined based upon his service to the Company, the financial performance of the Company in the year ended December 31, 2001, and the salaries received by similarly situated executives at other companies. See "Executive Compensation -- Summary Compensation Table."

     ANNUAL CASH BONUSES. Executive officers and key members of management are eligible to receive annual incentive bonuses from an executive bonus pool in amounts determined at the discretion of the Board of Directors. The executive bonus pool is calculated based on the Company's annual performance against a business plan developed each year by senior management and reviewed and approved by the Board of Directors. The executive bonus pool is capped at 3% of the Company's operating profit. Funding of the bonus pool is determined based on a performance matrix consisting of three variables: (i) the increase in store sales during the subject year over store sales during the immediately preceding year; (ii) operating income goals; and (iii) the individual performance of the executives. Individual bonus targets for executives range from 0% to 20% of the executive's base salary depending on the level of responsibility and attainment of individual performance goals. Messrs. David Gold, Howard Gold, Jeff Gold and Eric Schiffer have chosen not to receive an annual incentive bonus for 2001.

     LONG-TERM INCENTIVES. The Company provides its executive officers with long-term incentive compensation through grants of awards under the Company's 1996 Stock Option Plan. Under the 1996 Stock Option Plan, the Board of Directors is authorized to grant any type of award which might involve the issuance of shares of Common Stock, an option, warrant, convertible security, stock appreciation right or similar right or any other security or benefit with a value derived from the value of the Common Stock. The Compensation Committee of the Board of Directors is currently responsible for selecting the individuals to whom grants of awards will be made, the timing of grants, the determination of the per share exercise price and the number of shares subject to each award. All awards granted by the Compensation Committee pursuant to the 1996 Stock Option Plan have been in the form of stock options. The Compensation Committee believes that stock options provide the Company's executive officers with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the Common Stock. The Compensation Committee believes that stock options directly motivate an executive to maximize long-term shareholder value. The options incorporate vesting periods in order to encourage key employees to continue in the employ of the Company. All options granted in 2000 were granted at the fair market value of the Company's Common Stock on the date of grant. The Compensation Committee considers the grant of each option subjectively, considering factors such as the individual performance of executive officers and competitive compensation packages in the industry. Messrs. David Gold, Howard Gold, Jeff Gold and Eric Schiffer, these members of management have chosen not to receive bonuses or stock option awards.

     COMPENSATION DEFERRAL PLAN. Effective January 1, 2000 the Company established a compensation deferral plan for highly compensated employees. Under the compensation deferral plan participants may defer up to 80% of base pay.

     OMNIBUS BUDGET RECONCILIATION ACT IMPLICATIONS FOR EXECUTIVE COMPENSATION.
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to the Chief Executive Officer each of the Company's four most highly paid executive officers. Certain "performance-based" compensation that has been approved by the Company's shareholders is not subject to the deduction limit. The Company's 1996 Stock Option Plan is intended to qualify so that awards under the plan constitute performance-based compensation not subject to Section 162(m) of the Code. All compensation paid to the Company's employees in fiscal 2001 will be fully deductible.

     SUMMARY. The Compensation Committee believes that its executive compensation philosophy of paying the Company's executive officers by means of base salaries, annual cash bonuses and long-term incentives (other than Messrs. David Gold, Howard Gold, Jeff Gold and Eric Schiffer), as described in this report, serves the interests of the Company and its shareholders.

                                           COMPENSATION COMMITTEE

                                               WILLIAM CHRISTY
                                               MARVIN HOLEN
                                               LAWRENCE GLASCOTT
                                               JOHN SHIELDS

REPORT OF THE AUDIT COMMITTEE
--------------------------------------------------------------------------------

     The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of the New York Stock Exchange, has furnished the following report:

     The Audit Committee assists the Board in overseeing and monitoring the integrity of the Company's financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval.

     The Audit Committee is responsible for overseeing the Company's overall financial reporting process. In fulfilling its responsibilities for the financial statements for fiscal year 2001, the Audit Committee:

     1. Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2000 with management and Arthur Andersen LLP, the Company's independent auditors;

     2. Discussed with Arthur Andersen LLP the matters required to be discussed by Statement on Auditing Standards 61 relating to the conduct of the audit; and

     3. Received written disclosures and the letter from Arthur Andersen LLP regarding its independence as required by Independence Standards Board Standard Number 1. The Audit Committee discussed with Arthur Andersen LLP their independence.

     The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Committee determined appropriate.

     Based on the Audit Committee's review of the audited financial statements and discussions with management and Arthur Andersen LLP, the Audit Committee recommended to the Board that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                                    AUDIT COMMITTEE

                                                    WILLIAM CHRISTY
                                                    BEN SCHWARTZ
                                                    LAWRENCE GLASCOTT

PERFORMANCE GRAPH

The following graph sets forth the percentage change in cumulative total shareholder return of our common stock during the period from December 31, 1996 to December 31, 2001, compared with the cumulative returns of the S&P Mid Cap 400 Index and the Russell 2000 Index. The comparison assumes $100 was invested on December 31, 1996 in the common stock and in each of the foregoing indices. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                    COMPARISON OF 5 YEARS CUMULATIVE RETURN*
               AMONG 99 CENTS ONLY STORES, THE S & P MID CAP 400
                                     INDEX
                           AND THE RUSSELL 2000 INDEX



                               [GRAPHIC OMITTED]



                                        Cumulative Total Return
                       -------------------------------------------------------
                        12/96    12/97     12/98     12/99     12/00     12/01
                        -----    -----     -----     -----     -----     -----
99(cent)ONLY STORES    100.00   225.48    469.31    365.44    348.65    738.42
S & P MID CAP 400      100.00   130.44    153.48    173.98    202.15    198.87
RUSSELL 2000           100.00   120.52    116.38    139.22    133.34    134.72

CERTAIN TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

     As of March 28, 2002, we leased 12 of our 132 store locations and a parking lot associated with one of these stores from certain members of the Gold family and their affiliates. Annual rental expense for the facilities owned by the Gold family and their affiliates was approximately $1.9 million, $1.9 million and $1.9 million in 1999, 2000 and 2001, respectively. We believe that such leases and contracts are no less favorable to us than those an unrelated party would have provided after arm's-length negotiations. It is our current policy not to enter into real estate transactions with the Gold family or their affiliates, except with respect to the renewal or modification of existing leases and occasions where such transactions are determined to be in our best interests. Moreover, all real estate transactions between us and the Gold family or their affiliates will require the unanimous approval of the independent directors on our Board of Directors and a determination by such independent directors that such transactions are the equivalent of a negotiated arm's-length transaction with a third party. There can be no guarantee that we and the Gold family or their affiliates will be able to agree on renewal terms for the properties currently leased by us from, or, if such terms are agreed to, that the independent directors on the Board of Directors will approve such terms.

     On September 30, 2000, the Board of Directors approved the sale of Universal International, Inc. and Odd's-N-End's, Inc. (collectively, "Universal") to Universal Deals, Inc. and Universal Odd's-N-End's, Inc., respectively. Both Universal Deals, Inc. and Universal Odd's-N-End's are owned 100% by David and Sherry Gold who are significant shareholders of 99(cent) Only Stores. Mr. Gold is also our Chairman and Chief Executive Officer. The sales price for Universal was our carrying value as of the close of business on September 30, 2000 which was $33.9 million as determined by the parties and approved by our Board of Directors. The sale was effective as of the close of business on September 30, 2000. The Universal net assets at September 30, 2000 included $29.2 million in inventory, net fixed assets of $7.6 million and $0.6 million of other assets. These assets were offset by $3.5 million of accounts payable, accrued and other liabilities. In connection with this transaction, we continue to provide certain ongoing administrative and other services to Universal pursuant to a Services Agreement. We receive a management fee of 6% of Universal's sales revenue. During 2001, we received $3.7 million in management fees under the Services Agreement with Universal. We have also received $1.4 million in lease payments for rental of a distribution facility to Universal. Additionally, through our Bargain Wholesale division, we sold $4.7 million of product to Universal at a 10% margin.

PRINCIPAL SHAREHOLDERS
--------------------------------------------------------------------------------

     The following table sets forth as of March 31, 2002, certain information relating to the ownership of our common stock by (i) each person known by us to be the beneficial owner of more than five percent of the outstanding shares of our common stock, (ii) each of our directors, (iii) each of the Named Executive Officers, and (iv) all of our executive officers and directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, each such person has the sole voting and investment power with respect to the shares owned. The address of each person listed is in care of 99(cent) Only Stores, 4000 Union Pacific Avenue, City of Commerce, California 90023.

                                                   NUMBER OF       PERCENT
  NAMES AND ADDRESSES                              SHARES(A)     OF CLASS (A)
  --------------------------------------------   -------------   ------------
  David Gold (b)(e)...........................      14,144,545      20.03%
  Sherry Gold (c)(e)..........................      14,144,545      20.03%
  Howard Gold (d)(e)..........................       9,255,601      13.07%
  Jeff Gold (d)(e)............................       9,255,601      13.07%
  Eric and Karen Schiffer (e)(f)..............       9,300,607      13.17%
  Au Zone Investments #3, LLC(e)..............       6,860,125       9.72%
  William O. Christy (g)......................          58,836         *
  Marvin Holen (h)............................          46,672         *
  Ben Schwartz (i)............................           6,000         *
  Lawrence Glascott (j).......................          42,087         *
  Helen Pipkin (k)............................          88,337         *
  Jose Gomez(l)...............................         191,005         *
  Andrew Farina(m)............................         172,253         *
  John Shields................................           2,933
  Myron Kaplan(n).............................       5,139,837       7.28%
  All of the Company's executive officers
  and directors as a group,
  12 persons(o)...............................      28,784,228      40.77%

*       Less than 1%

(a) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that currently are exercisable or exercisable within 60 days of March 31, 2002 are deemed outstanding. Unless otherwise indicated, the persons named in this table have sole voting and sole investment power for all shares shown as beneficially owned, subject to community property laws where applicable.

(b) Includes 4,502,355 shares owned by Sherry Gold, David Gold's spouse, and 6,860,125 shares controlled through Au Zone Investments #3, LLC, a California limited liability company.

(c) Includes 4,502,355 shares owned by David Gold, Sherry Gold's spouse, and 6,860,125 shares controlled through Au Zone Investments #3, LLC.

(d) Includes 6,860,125 shares controlled through Au Zone Investments #3, LLC, and 75,005 shares reserved for issuance upon exercise of stock options which are exercisable.

(e) Au Zone Investments #3, LLC, is the general partner of Au Zone Investments #2, L.P., a California limited partnership (the "Partnership"). The Partnership is the registered owner of shares of common stock. The limited partners of the Partnership are David Gold, Sherry Gold, Howard Gold, Jeff Gold and Karen Schiffer. Each of the limited partners of the Partnership owns a 20% interest in Au Zone #3 Investments #3, LLC.

(f) Includes 6,860,125 shares controlled through Au Zone Investments #3, LLC, and 112,508 shares reserved for issuance upon exercise of stock options which are exercisable.

(g) Includes 58,836 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 2002.

(h) Includes 46,672 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 2002.

(i) Includes 6,000 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 2002.

(j) Includes 42,087 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 2002.

(k) Includes 88,337 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 2002.

(l) Includes 172,253 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 2002.


                                    Page 23


(m) Includes 172,253 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 2002.

(n) Includes 4,721,165 shares of common stock owned directly and for which Mr. Kaplan has sole voting power and 418,672 shares of Common Stock owned by Kaplan Nathan & Company, LLP a Delaware limited partnership, and for which Mr. Kaplan shares voting and depositive power. This information is based on a Scedule13G amendment filed by Mr. Kaplan, Box 385 Leona , N.J. 07605, on January 9, 2002.

(o) Includes (i) shares owned by Sherry Gold, the spouse of David Gold, (ii) shares controlled through Au Zone Investments #3, LLC, and (iii) shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 2002.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
--------------------------------------------------------------------------------

     Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Commission. Executive officers, directors and greater-than-ten percent shareholders are required by the Commission's regulations to furnish us with all Section 16(a) forms they file. Based solely on our review of the copies of the forms received by it and written representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that, during the year ended December 31, 2001, all of our executive officers, directors and greater-than-ten percent shareholders complied with all Section 16(a) filing requirements., with the exception of the following: Helen Pipkin filed one Form 5 covering four transactions and one late Form 4 covering sixteen transactions; Jose Gomez filed one late Form 4 covering four transactions; each of Andy Farina, William Christy, Lawrence Glascott and Ben Schwartz filed one late Form 4 covering one transaction; Marvin Holen filed two late Form 4's covering four transactions; each of Au-Zone Investments #2, LLC and Au Zone Investments #3, L.P. filed one late Form 4 covering two transactions; each of Karen Schiffer and Sherry Gold filed two late Form 4's covering three transactions; and each of David Gold, Jeff Gold, Howard Gold and Eric Schiffer filed one late Form 4 covering two transactions.

SHAREHOLDER PROPOSALS

     Any shareholder who intends to present a proposal at the next annual meeting for inclusion in our proxy statement and proxy relating to such annual meeting must submit such proposal to us at our principal executive offices by January 7, 2002. In addition, in the event a stockholder proposal is not received by us by March 17, 2003, the proxy to be solicited by the Board of Directors for the 2003 annual meeting will confer discretionary authority on the holders of the proxy to vote the shares if the proposal is presented at the 2003 Annual Meeting without any discussion of the proposal in the proxy statement for such meeting.

     SEC rules and regulations provide that if the date of our 2003 Annual Meeting is advanced or delayed more than 30 days from the date of our 2002 Annual Meeting, stockholder proposals intended to be included in the proxy materials for the 2003 annual meeting must be received by us within a reasonable time before we begin to print and mail the proxy materials for the 2003 annual meeting. Upon determination by us that the date of the 2003 annual meeting will be advanced or delayed by more than 30 days from the date of the 2002 annual meeting, we will disclose such change in the earliest possible Quarterly Report on Form 10-Q.

INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen, LLP, independent public accountants, were selected by the Board of Directors to serve as our independent public accountants for the year ended December 31, 2001. In February 2002, the Board, after receiving the recommendation of the Audit Committee, appointed Arthur Andersen as our independent auditors for the fiscal year ended December 31, 2002. On March 14, 2002, Arthur Andersen was indicted in connection with the destruction of documents related to the audit of Enron Corporation. As a result of the uncertainty regarding the future of Arthur Andersen, the Board is considering whether it is appropriate to continue the engagement of Arthur Andersen as our independent auditor for 2002.

     Should the Board conclude that Arthur Andersen should not serve as our independent auditor for 2002, the Audit Committee intends to carefully consider a potential accounting firm's qualifications as independent accountants before recommending an independent auditor for appointment. This may include a review of the qualifications of the engagement team, the quality control procedures the firm has established, and any issues raised by the most recent quality control review of the firm, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee also intends to analyze matters required to be considered under the committee's charter and under the Commission's Rules on Auditor Independence, including the nature and extent of non-audit services to ensure that they will not impair the independence of the accountants.

     Any decision by the Board to discharge Arthur Andersen and engage a different independent public accountant will be made after additional information is obtained and the Audit Committee has conducted a review and made a recommendation to the Board. If we decide to change our independent public accountants, we will promptly provide disclosure required by the regulations of the Securities and Exchange Commission. A representative of Arthur Andersen will be present at the annual meeting, will be afforded the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from shareholders.

     During the fiscal year ended December 31, 2001, we retained Arthur Andersen to provide services in the following categories and amounts.

           1. Audit fees                                  $330,000
           2. Financial Information System
                 Design and Implementation Fees           $      -
           3. Other services                              $142,000

     The Audit Committee has considered whether the provision of non-audit services by our principal auditor is compatible with maintaining auditor independence.

SOLICITATION OF PROXIES

     The expenses of preparing, assembling, printing and mailing this Proxy Statement and the materials used in the solicitation of proxies will be borne by us. It is contemplated that the proxies will be solicited through the mails, but our officers, directors and regular employees may solicit proxies personally. Although there is no formal agreement to do so, we may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding the proxy materials to shareholders whose stock in us is held of record by such entities. In addition, we may use the services of individuals or companies we do not regularly employ in connection with the solicitation of proxies if management determines it advisable.

ANNUAL  REPORT ON FORM 10-K

     OUR ANNUAL REPORT ON FORM 10-K, WHICH HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2001, WILL BE MADE AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO 99(cent) ONLY STORES, 4000 UNION PACIFIC AVENUE, CITY OF COMMERCE, CALIFORNIA 90023,
ATTENTION: CHIEF FINANCIAL OFFICER.

                            ON BEHALF OF THE BOARD OF DIRECTORS


                             /S/ ERIC SCHIFFER

                            Eric Schiffer
                            President
                            4000 Union Pacific Avenue
                            City of Commerce, California 90023
                            April 18, 2002

                                   APPENDIX A


                                    FORM OF
                            CERTIFICATE OF AMENDMENT
                                     OF THE
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                              99(CENT) ONLY STORES

Eric Schiffer and Andrew Farina do hereby certify that:

1. They are the President and Chief Financial Officer, respectively, of 99(cent) Only Stores (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the provisions of the laws of the State of California.

2. The Corporation filed Amended and Restated Articles of Incorporation on April 3, 1996.

3. The Corporation filed a Certificate of Amendment of Articles of Incorporation on May 14, 1996.

4. The Corporation filed a Certificate of Amendment of Articles of Incorporation on June 7, 1996.

5. The Corporation filed a Certificate of Amendment of the Amended and Restated Articles of Incorporation on June 20, 2000.

6. The first paragraph of Article III of the Amended and Restated Articles of Incorporation, as amended, is amended to read in its entirety as follows:

                                   ARTICLE III

               This Corporation is authorized to issue two classes of shares, designated "Common Stock" and "Preferred Stock." The total number of shares which this Corporation is authorized to issue is 201,000,000. The number of shares of Preferred Stock which this Corporation is authorized to issue is 1,000,000. The number of shares of Common Stock which this Corporation is authorized to issue is 2,000,000.

7. The Board of Directors of the Corporation has duly approved the foregoing amendment to the Amended and Restated Articles of Incorporation.

8. The foregoing amendment to the Amended and Restated Articles of Incorporation have been duly approved by the required vote of shareholders in accordance with Section 903 of the General Corporation Law of the State of California. The total number of outstanding shares of Common Stock is __________. The number of shares of Common Stock voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than sixty-six and two thirds percent (66-2/3%) of the outstanding Common Stock.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

     Executed in the City of Los Angeles, State of California, on this ____ day of May, 2002.

                                         --------------------------------------
                                         Eric Schiffer, President



                                         --------------------------------------
                                         Andrew Farina, Chief Financial Officer

                                   APPENDIX B


                                            AS AMENDED EFFECTIVE APRIL 30, 2001


                              99(CENT) ONLY STORES
                             1996 STOCK OPTION PLAN

1.   PURPOSE OF THE PLAN.

     The purpose of this 1996 Stock Option Plan, as amended and restated (the "Plan") is to provide incentives and rewards to selected eligible directors, officers, employees and consultants of 99(cent) Only Stores (the "Company") or its subsidiaries in order to assist the Company and its subsidiaries in attracting, retaining and motivating those persons by providing for or increasing the proprietary interests of those persons in the Company, and by associating their interests in the Company with those of the Company's shareholders.

2.   ADMINISTRATION OF THE PLAN.

     The Plan shall be administered by a committee of the Board of Directors of the Company (the "Committee") consisting of two or more directors, each of whom shall be both a "non-employee director," as that term is defined in Rule 16b-3(b)(3)(i) of the Rules and Regulations (the "Rules") of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations of the Internal Revenue Service adopted thereunder, as such Rules and such Section and regulations may from time to time be amended or interpreted. Members of the Committee shall serve at the pleasure of the Board of Directors of the Company.

     The Committee shall have all the powers vested in it by the terms of the Plan, including exclusive authority (i) to select from among eligible directors, officers, employees and consultants, those persons to be granted "Awards" (as defined below) under the Plan; (ii) to determine the type, size and terms of individual Awards (which need not be identical and will likely vary from person to person) to be made to each person selected; (iii) to determine the time when Awards will be granted, and to establish objectives and conditions (including, without limitation, vesting and performance conditions), if any, for earning Awards, and whether Awards will be paid after the end of the Award period; (iv) to amend the terms or conditions of any outstanding Award, subject to applicable legal restrictions; (v) to determine the duration and purpose of leaves of absences which may be granted to holders of Awards without constituting termination of their employment for purposes of their Awards; (vi) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; and (vii) to make any and all other determinations which it determines to be necessary or advisable in the administration of the Plan. The Committee shall have full power and authority to administer and interpret the Plan and to adopt, amend and revoke such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. The Committee's interpretation of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the

Company, its shareholders, any participants in the Plan and any other employee of the Company or any of its subsidiaries.

3.   PERSONS ELIGIBLE UNDER THE PLAN.

     Any person who is an officer, employee or consultant of the Company, or any of its subsidiaries (an "Employee"), including any member of the Board of Directors of the Company who is an Employee, shall be eligible to be considered for the grant of Awards under the Plan. Subject to the provisions of Section 5 hereof, members of the Board of Directors of the Company who are not employees (each a "non-employee Director") shall be eligible to be considered for the grant of Awards under the Plan.

4.   AWARDS.

     (a) COMMON STOCK AND DERIVATIVE SECURITY AWARDS. Awards authorized under the Plan shall consist of any type of arrangement with an Employee that is not inconsistent with the provisions of the Plan and that, by its terms, involves or might involve or be made with reference to the issuance of (i) shares of the Common Stock, no par value, of the Company (the "Common Stock") or (ii) a "derivative security" (as that term is defined in Rule 16a-l(c) of the Rules, as the same may be amended from time to time) with an exercise or conversion price related to the Common Stock or with a value derived from the value of the Common Stock

     (b) TYPES OF AWARDS. Awards are not restricted to any specified form or structure and may include, but need not be limited to, sales, bonuses and other transfers of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock or securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, or any other type of Award which the Committee shall determine is consistent with the objectives and limitations of the Plan. An Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

     (c) CONSIDERATION. Common Stock may be issued pursuant to an Award for any lawful consideration as determined by the Committee, including, without limitation, a cash payment, services rendered, or the cancellation of indebtedness.

     (d) GUIDELINES. The Committee may adopt, amend or revoke from time to time written policies that provide guidelines implementing the Plan. Such guidelines may include, but need not be limited to, the type, size and term of Awards to be made to participants and the conditions for payment of such Awards. The guidelines shall provide that the grant of Awards under the Plan is within the sole discretion of the Committee. No employee shall have any right to receive an Award unless so determined by the Committee. Unless otherwise specifically provided by the Committee in the guidelines, under no circumstances will the Company grant Awards to any person who for any reason (including any leave of absence) is not actively working and performing services on an ongoing, regular, and full-time basis for the Company at the time Awards are otherwise customarily made to other participants. The Committee may, however, establish specific service criteria for part-time employees to be eligible, in the sole discretion of the Committee, to receive Awards under the Plan.

     (e) TERMS AND CONDITIONS. Subject to the provisions of the Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted pursuant to the Plan, which terms and conditions may include, among other things:

          (i) any provision necessary for such Award to qualify as an incentive stock Option under Section 422 of the Code (an "Incentive Stock Option");

          (ii) a provision permitting the recipient of such Award (including any recipient who is a director or officer of the Company) to pay the purchase price of the Common Stock or other property issuable pursuant to such Award, or to pay such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by delivering previously owned shares of capital stock of the Company (including "pyramiding") or other property, or by reducing the number of shares of Common Stock or the amount of other property otherwise issuable pursuant to such Award; or

          (iii) a provision conditioning or accelerating the receipt of benefits pursuant to the Award, or terminating the Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including, without limitation., a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section g of the Plan.

     (f) MAXIMUM AWARDS. An employee may be granted multiple Awards under the Plan. However, notwithstanding any other provision of the Plan, the maximum number of shares of Common Stock with respect to which options or rights or other Awards may be granted under the Plan to any Employee during any fiscal year shall be 50,000, subject to adjustment as provided in Section 8 of the Plan.

     (g) SUSPENSION OR TERMINATION OF AWARDS. If the Company or the Committee has reason to believe that an Employee or a non-employee director who has received the grant of Awards under the Plan (each a "participant") may have engaged in Detrimental Activity, the Committee shall be entitled (but without prejudice to its right subsequently to terminate such Award, and/or such Participant's service or employment, on the same or any other ground) to suspend the participant's rights under any then outstanding Award for so long as it is reasonably necessary to enable an investigation to be undertaken. The Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid, or deferred Awards at any time if it determines that the participant, while employed by the Company or subsequent thereto, engaged or engages in any Detrimental Activity or otherwise is not in compliance with all applicable provisions of the Award Agreement and the Plan. (In addition, no new or future stock option grants will be issued to such persons, and no future stock option exercises will be permitted by such persons.) Options may not be exercised by any person who for any reason (including any leave of absence or other absence from the Company for any reason) is not actively working and performing services on an ongoing, regular basis for the Company at the time such person seeks to exercise any portion of his or her options under the Plan. As a condition of exercise, payment or delivery pursuant to an Award, the participant shall first certify in a manner acceptable to the Company that he or she is and while employed by the Company has been in compliance with the terms and conditions of the Plan, has not engaged in and will not engage in any Detrimental Activity. In the event a participant engages or has engaged in Detrimental Activity or otherwise fails to comply with or sign such certification prior to or during the six months after any exercise, payment or delivery pursuant to an Award, such exercise, payment or delivery may be refused if not already granted or, if already granted, may be rescinded within two years thereafter. In the event of any such rescission, the participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery, in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the participant by the Company.

          (i)  For purposes of this Section 4(g), "Detrimental Activity" means

               a) The disclosure to anyone outside the Company or its Affiliates, or the use in other than the Company's or a subsidiary's business, without written authorization from the Company, of any confidential information or proprietary information, relating to the business of the Company or its subsidiaries, acquired by a participant prior to the participant's termination of service or employment;

               b) Activity while employed that results, or if known could result, in the participant's termination of service or employment for Cause (even though no Cause is required for termination, because employment with the Company is "at will," meaning that employment may be terminated at any time for any reason or for no reason, in the Company's sole discretion);

               c) Any attempt, directly or indirectly, to solicit, induce or hire (or the identification for solicitation, inducement or hire) any non-clerical employee of the Company or its subsidiaries to be employed by, or to perform services for, the participant or any person or entity with which the participant is associated (including, but not limited to, due to the participant's employment by, consultancy for, equity interest in, or creditor relationship with such person or entity) or any person or entity from which the participant receives direct or indirect compensation or fees as a result of such solicitation, inducement or hire (or the identification for solicitation, inducement or hire) without, in all cases, written authorization from the Company;

               d) Any attempt, directly or indirectly, to induce any current or prospective employee, vendor, or customer of the Company or its subsidiaries to not comply with or to breach a contract with the Company or its subsidiaries;

               e) The participant's disparagement, or inducement of others to do so, of the Company or its subsidiaries or their past and present officers, directors, employees or products;

               f) Diversion of any opportunity available, offered or belonging to the Company for a plan participant's private gain or benefit; or

               g) Any other conduct or act determined by the Committee, in its sole discretion, to be injurious, detrimental or prejudicial to any interest of the Company or its subsidiaries.

For purposes of the exceptions to the definition of Detrimental Activity in
Section 4(g)(i)(C), the President, Chief Executive Officer and the General Counsel of the Company shall each have authority to provide the participant with written authorization to engage in the activities contemplated thereby and no other person shall have authority to provide the participant with such authorization.

               (ii) For purposes of Section 4(g)(i), "Cause" means not only conduct that constitutes a breach of a participant's fiduciary duty or duty of loyalty to the Company, but also other misconduct or wrongdoing, including, but not limited to:

               a) Any act of disobedience, insubordination, dishonesty, deceit, the theft of any money, products, or other property or rights of or belonging to the Company, making or accepting any bribe, kick-back, favor or other inducement, incompetence, moral turpitude, the failure or refusal to follow or comply with any lawful order, directive, or instruction while at or in connection with employment or service for the Company, speaking ill of the Company in front of any fellow employee (except to the extent necessary and permitted under the Company's grievance procedures to voice a grievance, as set forth in the Company's current Employee handbook), any failure or refusal to comply with any material term of the Employee Handbook, or any other action or failure or refusal to act that is materially detrimental to the Company (including, without limitation, willful or knowing violation of Company policies or directives), or the refusal or failure to fully, properly, timely and competently perform his or her duties or responsibilities for any reason other than illness or incapacity as determined by the Committee in its sole discretion; or

               b) With respect to a non-employee Director's termination of Directorship, "Cause" shall mean an act or failure to act that constitutes cause for removal of a director under applicable California law.

Notwithstanding the above or anything in the Plan to the contrary, the Committee shall have the sole and absolute authority to construe and interpret the terms "Detrimental Activity" and "Cause" and apply any provisions of the Plan relating to such terms;

5.   MANDATORY GRANTS TO NON-EMPLOYEE DIRECTORS.

     (a) GRANTS TO NON-EMPLOYEE DIRECTORS. Notwithstanding any other provision of the Plan, the grant of Awards to non-employee Directors shall be subject to the following limitations of this Section 5:

          (i) Prior to the date of the first registration of an equity security of the Company under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), Non-Employee Directors shall be entitled to participate in the Plan and receive Awards to the same extent as Employees pursuant to
     Section 4 of the Plan.

          (ii) following the date of the first registration of an equity security of the Company under Section 12 of the Exchange Act, each non-employee Director who is serving on the Board of Directors of the Company as of the date of each Annual Meeting of the Company's Shareholders (or any Special Meeting in lieu of the Annual Meeting), shall receive a ten year Non-Statutory Option to purchase 3,000 shares of Stock;

          (iii) all Stock Options granted to non-employee Directors under this
     Section 5 shall be exercisable at an exercise price equal to 100% of the fair market value (which shall be determined by reference to the average closing price of the Common Stock during the 20 trading days immediately preceding the date of grant or if the Common Stock is not a publicly traded security on the date of grant by the Committee in the exercise of their reasonable discretion) of a share of Common Stock on the day preceding the Date of Grant; and

          (iv) all Non-Statutory Options granted to non-employee Directors under this Section 5 will be exercisable as to 1,000 of the shares of Common Stock subject to such Non-Statutory Options on the first anniversary of the Date of Grant, and as to 1,000 of the shares of Common Stock subject to such Non-Statutory Option on each subsequent anniversary of the Date of Grant until such Non-Statutory Option is fully exercisable.

     (b) PROHIBITION OF OTHER GRANTS TO NON-EMPLOYEE DIRECTORS. Notwithstanding any other provisions in this Plan, the mandatory grants described in this
Section 5 shall constitute the only grant of Awards under the Plan permitted to be made to non-employee Directors.

     (c) PROHIBITION AGAINST CERTAIN AMENDMENTS. Notwithstanding any other provisions of this Plan, the provisions of this Section 5 shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

6.   SHARES OF COMMON STOCK SUBJECT TO THE PLAN

     The aggregate number of shares of Common Stock that may be issued or issuable pursuit to all Awards under the Plan (including Awards in the form of Incentive Stock Options and Non- Statutory Options) shall not exceed an aggregate of 2,500,000 shares of Common Stock, subject to adjustment as provided in Section 8 of the Plan. Shares of Common Stock subject to the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. Any shares of Common Stock subject to an Award that for any reason expires or is terminated unexercised as to such shares shall again be available for issuance under the Plan. For purposes of this Section 6, the aggregate number of shares of Common Stock that may be issued at any time pursuant to Awards granted under the Plan shall be reduced by: (i) the number of shares of Common Stock previously issued pursuant to Awards granted under the Plan, other than shares of Common Stock subsequently reacquired by the Company pursuant to the terms and conditions of such Awards and with respect to which the holder thereof received no benefits of ownership, such as dividends; and (ii) the number of shares of Common Stock which were otherwise issuable pursuant to Awards granted under this Plan but which were withheld by the Company as payment of the purchase price of the Common Stock issued pursuant to such Awards or as payment of the recipient's tax withholding obligation with respect to such issuance.

7.   PAYMENT OF AWARDS.

     The Committee shall determine the extent to which Awards shall be payable in cash, shares of Common Stock or any combination thereof. The Committee may, upon request of a participant, determine that all or a portion of a payment to that participant under the Plan, whether it is to be made in cash, shares of Common Stock or a combination thereof, shall be deferred. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion; provided however that no deferrals shall be made with respect to Awards granted pursuant to Section 5 of the Plan

8.   DILUTION AND OTHER ADJUSTMENT.

     In the event of any change in the outstanding shares of the Common Stock or other securities then subject to the Plan by reason of any stock split, reverse stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, or if the outstanding securities of the class then subject to the Plan are exchanged for or converted into cash, property or a different kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities (other than a regular cash dividend), then, unless the terms of such transaction shall provide otherwise, such equitable adjustments shall be made in the Plan and the Awards thereunder (including, without limitation, appropriate and proportionate adjustments in (i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Incentive Stock Options and other Awards theretofore granted under the Plan, including, without limitation Awards granted under Section 5 of the Plan, (ii) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options and other Awards thereafter granted under the Plan; and
(iii) the maximum number of securities with respect to which Awards may thereafter be granted to any Employee in any fiscal year) as the Committee determines are necessary or appropriate, including, if necessary, any adjustments in the maximum number of shares referred to in Section 6 of the Plan. Such adjustments shall be conclusive and binding for all purposes of the Plan.

9.   MISCELLANEOUS PROVISIONS.

     (a) DEFINITIONS. As used herein, "subsidiary" means any current or future corporation which would be a "subsidiary corporation," as that term is defined in Section 425 of the Code, of the Company; and the term "or" means "and/or."

     (b) CONDITIONS ON ISSUANCE. Securities shall not be issued pursuant to Awards unless the grant and issuance thereof shall comply with all relevant provisions of law and the requirements of any securities exchange or quotation system upon which any securities of the Company are listed, and shall be further subject to approval of counsel for the Company with respect to such compliance. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is determined by Company counsel to be necessary to the lawful issuance and sale of any security or Award, shall relieve the Company of any liability in respect of the nonissuance or sale of such securities as to which requisite authority shall not have been obtained.

     (c) RIGHTS AS SHAREHOLDER. A participant under the Plan shall have no rights as a holder of Common Stock with respect to Awards hereunder, unless and until certificates for shares of such stock are issued to the participant .

     (d) ASSIGNMENT OR TRANSFER. No Awards under the Plan or any rights or interests therein shall be assignable or transferable by a participant except by will or the laws of descent and distribution. During the lifetime of a participant, Awards hereunder are exercisable only by, and payable only to, the participant .

     (e) AGREEMENTS. All Awards granted under the Plan shall be evidenced by written agreements in such form and containing such terms and conditions (not inconsistent with the Plan) as the Committee shall from time to time adopt.

     (f) WITHHOLDING TAXES. The Company shall have the right to deduct from all Awards hereunder paid in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such awards and, with respect to awards paid in stock, to require the payment (through withholding from the participant's salary or otherwise) of any such taxes. The obligation of the Company to make delivery of Awards in cash or Common Stock shall be subject to currency or other restrictions imposed by any government.

     (g) NO RIGHTS TO AWARD. No Employee or other person shall have any right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Employee any right to be retained in the employ of the Company or any of its subsidiaries or shall interfere with or restrict in any way the rights of the Company or any of its subsidiaries, which are hereby reserved, to discharge the Employee at any time for any reason whatsoever or for no reason, in the Company's sole and absolute discretion, with or without cause.

     (h) COSTS AND EXPENSES. The costs and expenses of administering the Plan shall be borne by the Company and not charged to any Award nor to any Employee receiving an Award.

     (i) FUNDING OF PLAN. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan.

10.  AMENDMENTS AND TERMINATION.

     (a) AMENDMENTS. The Committee may at any the terminate or from time to time amend the Plan in whole or in part, but, except as may be provided herein or in the Company's other Plan documents and as may be permitted by applicable law, no such action shall adversely affect any rights or obligations with respect to any Awards theretofore made under the Plan. However, with the consent of the Employee affected, the Committee may amend outstanding agreements evidencing Awards under the Plan in a manner not inconsistent with the terms of the Plan.

     (b) SHAREHOLDER APPROVAL. To the extent that Rule 16b-3 of the Rules,
Section 422 of the Code, other applicable law, or the rules, regulations, procedures or listing agreement of any national securities exchange or quotation system, requires that any such amendment be approved by the shareholders of the Company, no such amendment shall be effective unless and until it is approved by the shareholders in such a manner and to such a degree as is required.

     (c) TERMINATION. Unless the Plan shall theretofore have been terminated as above provided, the Plan (but not the awards theretofore granted under the Plan) shall terminate on and no awards shall be granted after March 19, 2006.

11.  EFFECTIVE DATE.

     The Plan is effective on March 19, 1996, the date on which it was adopted by the Board of Directors of the Company and the holders of the majority of the Common Stock of the Company. The Plan was amended effective May 12, 1998, which amendment is applicable to all grants made on or after such date (including those grants authorized on April 25, 1998). The Plan was further amended and restated effective April 30, 2001, which amendment is applicable to all grants that are outstanding as of the effective date and all subsequent grants that are made pursuant to the Plan, unless the Award Agreement specifically states otherwise.

12.  GOVERNING LAW.

     The corporate law of California shall govern issues related to the validity and issuance of Common Stock. Otherwise, the Plan and any agreements entered into thereunder shall be construed and governed by the laws of the State of California applicable to contracts made within, and to be performed wholly within, such state.

                              99(CENT) ONLY STORES
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, a stockholder of 99(cent) Only Stores, a California corporation (the "Company"), hereby nominates, constitutes and appoints Eric Schiffer and Andrew Farina, or either one of them, as proxy of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Stockholders of the Company, to be held on June 5, 2002, and any postponements or adjournments thereof, and in connection therewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote with the same effect as if the undersigned were present, as follows:

A VOTE FOR PROPOSALS 1, 2 AND 3 AND A VOTE AGAINST PROPOSAL 4 IS RECOMMENDED BY THE BOARD OF DIRECTORS:

Proposal 1. To elect the Board of Directors' nine nominees as directors:

       David Gold                 Howard Gold                     Jeff Gold
      Eric Schiffer             William Christy               Lawrence Glascott
      Marvin Holen                Ben Schwartz                  John Shields

          |_| FOR ALL NOMINEES LISTED ABOVE (except as marked to the contrary below)

          |_|  WITHHELD for all nominees listed above

     (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below:)

     -----------------------------------------------------------------------

     The undersigned hereby confer(s) upon the proxies and each of them discretionary authority with respect to the election of directors in the event that any of the above nominees is unable or unwilling to serve.

Proposal 2. To amend the Company's Amended and Restated Articles of
            Incorporation to increase the authorized number of shares of common stock issuable by the Company to 200,000,000.

            |_| FOR                  |_| AGAINST                |_| ABSTAIN

Proposal 3. To amend the Company's 1996 Stock Option Plan to increase the number of shares of common stock reserved for issuance under the 1996 Stock Option Plan and to extend the termination date of the 1996 Stock Option Plan by five years to March 19, 2011.

            |_| FOR                  |_| AGAINST                |_| ABSTAIN

Proposal 4. Shareholder proposal.

            |_| FOR                  |_| AGAINST                |_| ABSTAIN


     The undersigned hereby revokes any other proxy to vote at the Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment.

     THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, TO THE EXTENT NO CONTRARY DIRECTION IS INDICATED, WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR PROPOSALS 1, 2 AND 3 AND AGAINST PROPOSAL 4. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES.

     The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting dated May __, 2002 and the accompanying Proxy Statement relating to the Annual Meeting.

                                Dated:___________________________, 2002

                                Signature:_____________________________

                                Signature:_____________________________
                                Signature(s) of Stockholder(s)
                                (See Instructions Below)

                                The Signature(s) hereon should correspond exactly with the name(s) of the Stockholder(s) appearing on the Share Certificate. If stock is held jointly, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporation name, and give title of signing officer.

                |_| Please indicate by checking this box if you
                    anticipate attending the Annual Meeting.

                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE


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